Exhibit 5.01
[Fenwick & West LLP Letterhead]
                    , 2010
Green Dot Corporation
605 East Huntington Drive, Suite 205
Monrovia, CA 91016
Ladies and Gentlemen:
     At your request, we have examined the Registration Statement on Form S-1 (File Number 333-165081) (the “Registration Statement”) filed by Green Dot Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on February 26, 2010, as amended through the date hereof, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the proposed sale of an aggregate of up to                      shares (the “Stock”) of the Company’s Class A Common Stock, $0.001 par value per share (together with the Company’s Class B Common Stock, $0.001 par value per share, the “Common Stock”), which number of shares includes (i) up to                      shares initially to be sold by certain selling stockholders (the “Selling Stockholders”) of which (A)                      are presently issued and outstanding and (B)                      are issuable upon the exercise of options to be exercised by certain of the Selling Stockholders, and (ii) up to                      shares subject to the underwriters’ over-allotment to be sold by certain of the Selling Stockholders of which (A)                      are presently issued and outstanding (together with the initial stock listed in (i)(A), the “Issued Stock”) and (B)                      are issuable upon the exercise of options to be exercised by certain of the Selling Stockholders (together with the initial stock listed in (i)(B), the “Option Stock”).
     In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:
(1)	a copy of the Ninth Amended and Restated Certificate of Incorporation of the Company, as filed with the Delaware Secretary of State on March 31, 2010, a copy of the Certificate of Amendment to Ninth Amended and Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on May 27, 2010, a copy of the Certificate of Amendment to Ninth Amended and Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on July , 2010, and a copy of the Tenth Amended and Restated Certificate of Incorporation of the Company, which the Company intends to file with the Secretary of State of Delaware promptly following the closing date of the offering contemplated by the Registration Statement (the “Closing Date”);

Green Dot Corporation
                    , 2010

(2)	a copy of the Second Amended and Restated Bylaws of the Company, as amended, as certified to us as of the date hereof by an officer of the Company as being complete and in full force and effect as of the date hereof, and a copy of the Amended and Restated Bylaws of the Company, which will become effective as of the Closing Date;

(3)	the Registration Statement, together with the Exhibits filed as a part thereof;

(4)	the preliminary prospectus, dated , 2010, prepared in connection with the Registration Statement (the “Preliminary Prospectus”);

(5)	the underwriting agreement to be entered into by and among the Company, the Selling Stockholders and J.P. Morgan Securities Inc. and Morgan Stanley & Co., Incorporated, as representatives of the several underwriters (the “Underwriting Agreement”);

(6)	the minutes of meetings and actions by written consent of the incorporator, the Company’s stockholders and the Company’s Board of Directors contained in the minute books of the Company that have been made available to us by the Company at the Company’s offices;

(7)	the securities records for the Company that have been made available to us by the Company at the Company’s offices (consisting of a list of stockholders holding shares of capital stock issued by the Company and a list of option and warrant holders respecting the Company’s capital and of any rights to purchase capital stock that was prepared by the Company and dated , 2010 verifying the number of such issued and outstanding securities);

(8)	a management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”); and

(9)	the custody agreements, manner of payment elections, contingent exercise notices and powers of attorney signed by the Selling Stockholders in connection with the sale of the Stock described in the Registration Statement.
     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all such documents by the Selling Stockholders where due authorization, execution and delivery are prerequisites to the effectiveness thereof. The Common Stock is uncertificated and no stockholders of the Company hold certificates representing shares of Common Stock.

Green Dot Corporation
                    , 2010

     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.
     In connection with our opinions expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.
     Based upon the foregoing, it is our opinion that:
1.	the up to shares of Issued Stock to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable; and

2.	the up to shares of Option Stock to be sold by the Selling Stockholders, when issued and delivered in accordance with the provisions of the stock option agreements between the Company and such Selling Stockholders pursuant to which the underlying stock options were granted, will be validly issued, fully paid and nonassessable.
     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Preliminary Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,
FENWICK & WEST LLP